      EX-10.1
          2
             MERGER AGREEMENT AND AMENDMENTS


                                                     EXHIBIT 10.1
                                                     ------------

                                                     January 18, 2000












                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                          HEADS UP TECHNOLOGIES, INC.,

                                INTELLICALL, INC.

                         and H.U.T.I. ACQUISITION, INC.












                          Dated as of January 18, 2000

                                                TABLE OF CONTENTS



ARTICLE I.           THE MERGER...................................................................................2

   SECTION 1.1           THE MERGER...............................................................................2
   SECTION 1.2           EFFECTIVE TIME OF THE MERGER.............................................................2
   SECTION 1.3           CONVERSION AND CANCELLATION OF SECURITIES................................................3
   SECTION 1.4           EXCHANGE OF CERTIFICATES.................................................................3
   SECTION 1.5           AGREEMENT BY SHAREHOLDERS................................................................5

ARTICLE II.          DETERMINATION OF EXCHANGE RATIO..............................................................5

   SECTION 2.1           DISCLOSURE SCHEDULES.....................................................................5
   SECTION 2.2           DETERMINATION OF EXCHANGE RATIO..........................................................6
   SECTION 2.3           NO FRACTIONAL SHARES.....................................................................6

ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................7

   SECTION 3.1           ORGANIZATION AND AUTHORITY...............................................................7
   SECTION 3.2           NO BREACH................................................................................8
   SECTION 3.3           CONSENTS AND APPROVALS...................................................................8
   SECTION 3.4           CAPITALIZATION...........................................................................8
   SECTION 3.5           FINANCIAL STATEMENTS.....................................................................8
   SECTION 3.6           ABSENCE OF CERTAIN CHANGES...............................................................9
   SECTION 3.7           ABSENCE OF THE UNDISCLOSED LIABILITIES...................................................9
   SECTION 3.8           COMPLIANCE WITH LAW......................................................................9
   SECTION 3.9           TAXES...................................................................................10
   SECTION 3.10          ABSENCE OF LITIGATION...................................................................10
   SECTION 3.11          TITLE TO PROPERTY.......................................................................10
   SECTION 3.12          INTELLECTUAL PROPERTY...................................................................10
   SECTION 3.13          EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS...........................................11
   SECTION 3.14          MATERIAL CONTRACTS......................................................................13
   SECTION 3.15          LABOR MATTERS...........................................................................14
   SECTION 3.16          ENVIRONMENTAL MATTERS...................................................................14
   SECTION 3.17          INSURANCE...............................................................................15
   SECTION 3.18          VOTE REQUIRED...........................................................................15
   SECTION 3.19          AFFILIATES..............................................................................15
   SECTION 3.20          CERTAIN BUSINESS PRACTICES..............................................................15
   SECTION 3.21          CUSTOMERS AND SUPPLIERS.................................................................16
   SECTION 3.22          BANK ACCOUNTS...........................................................................16
   SECTION 3.23          BUSINESS PLAN...........................................................................16
   SECTION 3.24          YEAR 2000 ISSUES........................................................................16
   SECTION 3.25          PROXY STATEMENT AND OTHER INFORMATION...................................................16
   SECTION 3.26          BROKERS AND FINDERS.....................................................................16

                                                          (i)


ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................................17

   SECTION 4.1           ORGANIZATION AND AUTHORITY..............................................................17
   SECTION 4.2           NO BREACH...............................................................................18
   SECTION 4.3           CONSENTS AND APPROVALS..................................................................18
   SECTION 4.4           CAPITALIZATION..........................................................................18
   SECTION 4.5           SEC REPORTS; FINANCIAL STATEMENTS.......................................................19
   SECTION 4.6           ABSENCE OF CERTAIN CHANGES..............................................................19
   SECTION 4.7           ABSENCE OF UNDISCLOSED LIABILITIES......................................................19
   SECTION 4.8           COMPLIANCE WITH LAW.....................................................................19
   SECTION 4.9           TAXES...................................................................................20
   SECTION 4.10          ABSENCE OF LITIGATION...................................................................20
   SECTION 4.11          TITLE TO PROPERTY.......................................................................20
   SECTION 4.12          INTELLECTUAL PROPERTY...................................................................21
   SECTION 4.13          EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS...........................................21
   SECTION 4.14          MATERIAL CONTRACTS......................................................................23
   SECTION 4.15          LABOR MATTERS...........................................................................23
   SECTION 4.16          ENVIRONMENTAL MATTERS...................................................................23
   SECTION 4.17          INSURANCE...............................................................................24
   SECTION 4.18          VOTE REQUIRED...........................................................................24
   SECTION 4.19          AFFILIATES..............................................................................24
   SECTION 4.20          CERTAIN BUSINESS PRACTICES..............................................................24
   SECTION 4.21          CUSTOMERS AND SUPPLIERS.................................................................24
   SECTION 4.22          YEAR 2000 ISSUES........................................................................24
   SECTION 4.23          PROXY STATEMENT AND OTHER INFORMATION...................................................24
   SECTION 4.24          BROKERS.................................................................................25

ARTICLE V.           OTHER AGREEMENTS............................................................................25

   SECTION 5.1           ELECTION OF NEW PARENT DIRECTORS AND OFFICERS...........................................25
   SECTION 5.2           CONDUCT OF BUSINESS PENDING MERGER......................................................25
   SECTION 5.3           ACCESS TO INFORMATION...................................................................27
   SECTION 5.4           PREPARATION OF FORM S-4 AND PROXY STATEMENT.............................................28
   SECTION 5.5           AMEX EXCHANGE LISTING...................................................................30
   SECTION 5.6           REASONABLE BEST EFFORTS.................................................................30
   SECTION 5.7           PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY...................................................30
   SECTION 5.8           NOTIFICATION............................................................................30
   SECTION 5.9           MEETINGS OF STOCKHOLDERS................................................................30
   SECTION 5.10          REGULATORY AND OTHER AUTHORIZATIONS.....................................................31
   SECTION 5.11          FURTHER ASSURANCES......................................................................31
   SECTION 5.12          EMPLOYEE BENEFITS.......................................................................31
   SECTION 5.13          MERGER SUB..............................................................................32
   SECTION 5.14          LETTER FROM ACCOUNTANTS.................................................................32
   SECTION 5.15          NO SOLICITATION.........................................................................33

                                                         (ii)


ARTICLE VI.          CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING.............................................34

   SECTION 6.1           CLOSING AND CLOSING DATE................................................................34
   SECTION 6.2           CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, PARENT AND MERGER SUB.....................34
   SECTION 6.3           ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB...........................35
   SECTION 6.4           ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.....................................36

ARTICLE VII.         TERMINATION.................................................................................37

   SECTION 7.1           TERMINATION.............................................................................37
   SECTION 7.2           EFFECT OF TERMINATION...................................................................40
   SECTION 7.3           FEES AND EXPENSES.......................................................................40

ARTICLE VIII.        MISCELLANEOUS...............................................................................40

   SECTION 8.1           SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................40
   SECTION 8.2           AMENDMENT...............................................................................41
   SECTION 8.3           WAIVER..................................................................................41
   SECTION 8.4           ENTIRE AGREEMENT........................................................................41
   SECTION 8.5           NOTICES.................................................................................41
   SECTION 8.6           GOVERNING LAW...........................................................................42
   SECTION 8.7           DESCRIPTIVE HEADINGS....................................................................42
   SECTION 8.8           PARTIES IN INTEREST.....................................................................42
   SECTION 8.9           COUNTERPARTS............................................................................43
   SECTION 8.10          CERTAIN DEFINITIONS.....................................................................43
   SECTION 8.11          PERSONAL LIABILITY......................................................................43
   SECTION 8.12          BINDING EFFECT, ASSIGNMENT..............................................................43
   SECTION 8.13          SEVERABILITY............................................................................44
   SECTION 8.14          SPECIFIC PERFORMANCE....................................................................44
   SECTION 8.15          LEGAL FEES; COSTS.......................................................................44
   SECTION 8.16          FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...................................44


                                                        (iii)


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement"), dated as of January 18, 2000, is made by and among Heads Up Technologies, Inc., a Texas corporation (the "Company"), Intellicall, Inc., a Delaware corporation (the "Parent"), and H.U.T.I. Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of Parent ("Merger Sub").

                               W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Merger Sub will merge into the Company (the "Merger") pursuant to the Texas Business Corporation Act (the "TBCA") and upon the terms and subject to the conditions set forth in this Agreement, and pursuant thereto each outstanding share of Common Stock of the Company, par value $.01 per share (the "Company Common Stock"), not owned directly or indirectly by the Company or Parent or their respective subsidiaries will be converted into the number of shares of Common Stock of the Parent, par value $.01 per share (the "Parent Common Stock"), to be determined in the manner set forth herein;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the Company and its shareholders and has approved this Agreement and the transactions contemplated hereby and recommended approval of this Agreement by the shareholders of the Company;

         WHEREAS, the Board of Directors of Parent has determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and has approved this Agreement and the transactions contemplated hereby and recommended approval by the stockholders of Parent of the issuance of Parent Common Stock in connection with this Agreement;

         WHEREAS, the Board of Directors of Merger Sub has approved this Agreement and Parent, as the sole stockholder of Merger Sub, will approve this Agreement promptly after the execution hereof by the parties hereto; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

Section 1.1    The Merger.

(a) Subject to the terms and conditions hereof and in accordance with the TBCA, at the Effective Time (as defined in Section 1.2): (i) Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease; (ii) the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), (A) shall be a wholly-owned subsidiary of Parent, (B) shall continue its corporate existence under the laws of the State of Texas, (C) shall change its present name to a name designated by Parent, and (D) shall succeed to all rights, assets, liabilities and obligations of Merger Sub and the Company in accordance with the TBCA; (iii) except as provided in Section 1.1(b), the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall continue as the articles of incorporation of the Surviving Corporation; (iv) the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall continue as the bylaws of the Surviving Corporation; (v) the directors of the Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and (vi) the officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. From and after the Effective Time, the Merger shall have all the effects provided by applicable law.

(b) At the Effective Time: (i) The Articles of Incorporation of the Company shall be amended to change the name of the Company to a name designated by Parent; and (ii) the Articles of Incorporation of the Company shall be amended to provide as follows:

         The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000), of the par value of one cent ($.01) each, to be designated 'Common Stock'."

Section 1.2 Effective Time of the Merger. As soon as practicable after the Closing Date (as defined in Section 6.1 hereof) the parties shall cause the Merger to be consummated by the filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA, (the date and time of such filing, or such later date or time agreed upon by Parent and the Company and set forth therein, being called the "Effective Time").

Section 1.3    Conversion and Cancellation of Securities.

(a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock described in Section 1.3(b) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a number of shares of Parent Common Stock (rounded to four decimal places) equal to the Exchange Ratio. The Exchange Ratio shall be the number established in the manner described in Article II.

(b) At the Effective Time, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

(c) At the Effective Time, each share of Merger Sub common stock, par value $.01 per share ("Merger Sub Common Stock"), validly issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

(d) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

Section 1.4    Exchange of Certificates.

(a) Parent's stock transfer agent (or another bank or trust company selected by Parent and reasonably acceptable to the Company) shall act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates evidencing shares of Company Common Stock converted into shares of Parent Common Stock pursuant to the Merger. On or prior to the Closing Date, Parent shall deposit with the Exchange Agent one or more certificates representing the shares of Parent Common Stock to be issued in the Merger (the "Merger Stock"), which shares of Merger Stock shall be deemed to be issued at the Effective Time.

(b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the

Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Parent and the Company may reasonably agree and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Stock. Upon the proper surrender of Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall, subject to the provisions of Section 2.3, be entitled to receive in exchange therefor certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the Surviving Corporation and Parent that any applicable stock transfer tax has been paid.

(c) Except as specified in Section 1.4(h), after the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 1.4, be deemed for all purposes to evidence ownership of the number of full shares of Parent Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

(d) Except as otherwise expressly provided herein, Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates for shares of Merger Stock. Any Merger Stock deposited with the Exchange Agent pursuant to Section 1.4(a) hereof, and not exchanged pursuant to Section 1.4(b) hereof for Company Common Stock within six months after the Effective Time, shall be returned by the Exchange Agent to Parent, which shall thereafter act as exchange agent, subject to the rights of holders of Company Common Stock hereunder.

(e) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

(f) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of Merger Stock, dividends or distributions with respect thereto delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

(g) If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, and delivery of such bond or other indemnity as the Exchange Agent may reasonably request, the Exchange Agent will, subject to the provisions of Section 2.2, deliver in exchange for such lost, stolen or destroyed Certificates one or more certificates representing the Merger Stock deliverable in respect thereof, as determined in accordance with the terms hereof.

(h) No dividend or other distribution declared or made with respect to the Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with Section 1.4(b). Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid, without interest, to the record holder of each certificate representing whole shares of Merger Stock issued in exchange therefor: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Merger Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of Merger Stock.

(i) The Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Parent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Company Common Stock Shares in respect of which such deduction and withholding was made by the Parent.

Section 1.5 Agreement by Shareholders. Notwithstanding any provision to the contrary, no holder of Shares of Company Common Stock shall be entitled to receive any Shares of Merger Stock until such holder agrees to be bound by the terms of Section 5.4(c) of this Agreement.

                                  ARTICLE II.

                         DETERMINATION OF EXCHANGE RATIO

Section 2.1    Disclosure Schedules.

(a) The Company and Parent acknowledge that the Company and the Parent have not had an adequate opportunity to (i) prepare the Company Disclosure Schedule or Parent Disclosure Schedule referred to in Articles III and IV, respectively, or
(ii) complete its investigation of the business and operations of the other. Accordingly, the Company and the Parent shall, on or before the thirteenth day after the date of this Agreement, deliver to the other party a Disclosure Schedule setting forth, in reasonable detail, any exceptions to the representations made by such party in Article III or IV, as the case may be, or any additional information required to be disclosed pursuant to such Articles.

(b) The information provided in the Company Disclosure Schedule and Parent Disclosure Schedule shall contain a specific reference to the Section of this Agreement to which such information relates. Any inaccuracy of any representation or warranty made by the Company or the Parent (and the Merger Sub) in this Agreement shall not be deemed to be a breach of such representation or warranty if such inaccuracy is remedied by the information contained in the Company Disclosure Schedule or Parent Disclosure Schedule, as the case may be.

Section 2.2    Determination of Exchange Ratio.

(a) No later than five days after the Parent receives the Company's Disclosure Schedule, the Parent shall deliver to the Company a notice (the "Parent's Notice") that either (i) states the Exchange Ratio, which, subject to Section 2.3, shall not be less than 1.30 nor more than 1.40, or (ii) states that the Company Disclosure Schedule, or the due diligence investigation theretofore conducted by the Parent, causes the Board of Directors of the Parent to conclude that there exists material information concerning the Company that (A) may be reasonably expected to materially and adversely affect the financial condition, operations, business or prospects of the Company or the enforceability of this Agreement, and (B) if known at the date of this Agreement, the Parent would not have entered into this Agreement, at least not at an Exchange Ratio of 1.3 or higher. If the Parent's Notice contains the statement described in clause (ii) of the preceding sentence, then the Parent may, at its option: (i) within 10 days after the date on which the Parent receives the Company Disclosure Schedule, terminate this Agreement pursuant to Section 7.1(c); or (ii) proceed with the transactions contemplated by this Agreement, with an Exchange Ratio of
1.3. If the Parent's Notice states an Exchange Ratio of 1.3 or higher, then the Exchange Ratio stated in the notice shall, subject to Section 2.3, be conclusive and binding on each party, and shall be the Exchange Ratio for purposes of this Agreement, unless within five business days after its receipt of both the Parent Disclosure Schedule and the Parent's Notice, the Company delivers to the Parent notice stating that (x) the Parent Disclosure Schedule, or the due diligence investigation conducted by the Company, causes the Board of Directors of the Company to conclude that there exists material information concerning the Parent that may be reasonably expected to materially and adversely affect the financial condition, operations, business of the Parent or the enforceability of this Agreement, and (y) if known at the date of this Agreement, the Company would not have entered into this Agreement, at least not at the Exchange Ratio proposed by the Parent. If the Company delivers such written notice within such five day period, then the Company and the Parent shall negotiate in good faith with a view toward agreement upon the amount of the Exchange Ratio. If the Company and the Parent are unable to resolve their differences within five days from the Parent's receipt of the Company's notice of objection, either party may, at its option terminate this Agreement pursuant to Section 7.1(b)(iii) or 7.1(c)(iii), as appropriate.

(b) If the Company and the Parent establish an Exchange Ratio in the manner provided above, they will promptly enter into an amendment of this Agreement modifying Section 1.3 of this Agreement to provide for the agreed upon Exchange Ratio.

Section 2.3 No Fractional Shares. No certificates or scrip evidencing fractional shares of Merger Stock shall result from the application of the Exchange Ratio. Instead, if the Exchange Ratio established in the manner described in Section
2.2 would otherwise result in a fractional interest, the Exchange Ratio shall be adjusted so that (a) if the fractional interest is less than one half of a share, the interest will be eliminated or rounded down to the nearest full share, and (b) if the fractional interest is equal to or greater than one half of a share, the interest will be rounded up to the nearest full share.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the disclosure letter to be delivered by the Company to the Parent pursuant to Section 2.1 (the "Company's Disclosure Schedule"), the Company represents and warrants to Parent as follows:

Section 3.1    Organization and Authority.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. (The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, operations or current business of the Company, excluding, however, all changes or effects caused by general economic or industry-wide conditions or resulting from any change in law or GAAP (as defined in Section 3.5).) The Company has delivered true and complete copies of its articles of incorporation and by-laws to the Parent. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its certificate of incorporation or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that the transactions must be approved by the stockholders of the Company. This Agreement constitutes the Company's valid and binding agreement, enforceable against it in accordance with its terms, except
(A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

(b) The Company does not have any subsidiary (as that term is defined in Section 8.10(e)). Except as disclosed in Section 2.1(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to the Company.

Section 3.2 No Breach. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not,
(i) violate or conflict with the Company's articles certificate of incorporation or bylaws or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which the Company or any subsidiary is a party or by which it is bound, except where such breach, default, lien, third party right, cancellation, modification or acceleration would not have a Company Material Adverse Effect, or (iii) constitute a violation of any law, rule or regulation to which the Company is subject.

Section 3.3 Consents and Approvals. Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or give any notification to, any governmental or regulatory authority, except (i) for filing of the Articles of Merger pursuant to the TBCA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement without having a Company Material Adverse Effect.

Section 3.4    Capitalization.

(a) The Company's authorized capital stock consists of 20,000,000 shares of Company Common Stock, of which 8,388,400 were issued and outstanding as of January 1, 2000 (with zero shares held in treasury). Since January 1, 2000, no shares of Company Common Stock were issued. As of January 1, 2000, there were outstanding options and warrants to purchase 530,000 shares of Company Common Stock with no warrants or option issued after January 1, 2000. Each of the issued shares of capital stock of the Company is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company subject to) any preemptive or similar rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or is bound. Except for such stock options and warrants, there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell any shares of capital stock of the Company. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company.

(b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote is issued or outstanding.

Section 3.5 Financial Statements. The Company has delivered to the Parent true and complete copies of (i) its balance sheets as of December 31, 1997 and 1998, (ii) its statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1998 and (iii) the notes thereto, certified by Deloitte & Touche LLP, whose reports thereon are included therewith. Such financial statements were prepared in accordance with United States generally accepted accounting principles ("GAAP") and present fairly the Company's financial position and the results of its operations and cash flows as of the relevant dates thereof and for the periods covered thereby. The Company has also delivered to the Parent true and complete copies of (i) its balance sheets as of September 30, 1998 and September 30, 1999, (ii) its consolidated statements of operations, stockholder's equity and cash flows for the nine months ended September 30, 1998 and 1999 and (iii) the notes thereto. Such unaudited financial statements were prepared in accordance with GAAP, and present fairly the Company's financial position and the results of its operations and cash flows as of the relevant dates thereof and for the periods covered thereby, subject to year-end adjustments.

Section 3.6    Absence of Certain Changes.

(a) Except as otherwise disclosed in the Company's Disclosure Statement, since September 30, 1999 there have not been any events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

(b) During the period from September 30, 1999 to the date of this Agreement, the Company has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by clauses (i) through (x) of
Section 5.2(b).

Section 3.7 Absence of the Undisclosed Liabilities. The Company does not have any material indebtedness, liability or obligation of the type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet, dated as of September 30, 1999, delivered to the Parent or otherwise disclosed in Section 3.7 of the Company Disclosure Statement, except for such indebtedness, liabilities or obligations which have arisen after such date in the ordinary course of business.

Section 3.8 Compliance With Law. The Company holds all licenses, franchises, certificates, consents, permits and authorizations from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any of the foregoing would not have a Company Material Adverse Effect. The Company has not violated, nor is it in violation of, any such licenses, franchises, certificates, consents, permits or authorizations or, to the Company's knowledge, any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, environmental protection, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and insofar as reasonably can be foreseen will not, have a Company Material Adverse Effect, and the Company has not received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation.

Section 3.9    Taxes.

(a) All Tax Returns required to be filed before the date hereof by the Company with respect to any of its income, properties or operations, are in all material respects true, complete and correct and have been duly filed in a timely manner, and all taxes shown as due on such Tax Returns have been paid, except where the failure to so file or pay would not have a Company Material Adverse Effect. For purposes of this Agreement, "Tax Return" means any return, report, statement, information statement and the like required to be filed with any authority with respect to any tax imposed by any governmental authority.

(b) To the Company's knowledge, (i) there are no claims, investigations or assessments pending or threatened against the Company for any alleged deficiency in taxes, and (ii) there is no audit or investigation currently being conducted that could cause the Company to be liable for any taxes, which in any case would have a Company Material Adverse Effect.

(c) The Company has complied in all material respects with all tax withholding provisions of applicable federal, state and local laws and have paid over to the proper governmental authorities all amounts required to be so withheld or paid over before the date hereof, except where the failure to so withhold or pay would not have a Company Material Adverse Effect.

Section 3.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, in the event of an adverse decision or outcome, could reasonably be expected to have a Company Material Adverse Effect.

Section 3.11 Title to Property. The Company has defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Company Material Adverse Effect. To the Company's knowledge, all leases pursuant to which the Company leases from others real or personal property are valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default and in respect of which the Company has not taken adequate steps to prevent such a default from occurring) except where the lack of such validity and effectiveness, or the existence of such default or event of default would not have a Company Material Adverse Effect.

Section 3.12   Intellectual Property.

(a) Section 3.12 of the Company Disclosure Schedule lists each existing United States and foreign patent, trademark, trade name, service mark, copyright, trade secret, and applications therefor that are material to the Company's business as currently conducted (the "Company

Intellectual Property Rights"). The Company owns, or possesses adequate licenses or other valid rights to use, the Company Intellectual Property Rights.

(b) The conduct of the business of the Company as now conducted does not, to the Company's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company Intellectual Property Rights. To the best of the Company's knowledge, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Company Intellectual Property Rights, except for misappropriations and violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(c) The Company has started the process for two internet-related patent applications and has formally established the date of invention.

Section 3.13   Employee Benefit Plans; Employment Agreements.

(a) The Company's Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (a "Company ERISA Affiliate") within the meaning of section 414 of the Code, as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur liability under Section 4069 (if such plan has been or was terminated) or Section 4212(c) of ERISA (together, the "Benefit Plans"), excluding former agreements under which the Company has no remaining obligations. Copies of each of the following, to the extent applicable, have been made available to Parent with respect to each Benefit Plan: the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), the plan document, the trust agreement, the most recent summary plan description if required by ERISA, the most recent actuarial report or valuation relating to each Benefit Plan subject to Title IV of ERISA, and the most recent determination letter issued by the IRS with respect to any Benefit Plan intended to be qualified under section 401 of the Code.

(b) With respect to each Benefit Plan, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, ERISA, the Code, or any other applicable law, other than any condition or set of circumstances that could not reasonably be expected to have a Company Material Adverse Effect.

(c) Each Benefit Plan intended to be qualified under section 401 of the Code (i) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Effective Time, (ii) has received a favorable determination letter from the IRS regarding such qualified status, and (iii) has not, since receipt of the most recent favorable determination letter, been amended in a way that would adversely affect its qualified status.

(d) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any Benefit Plan or its assets that could reasonably be expected to have a Company Material Adverse Effect.

(e) To the knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any Benefit Plans before the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") or any other governmental authority.

(f) All material contributions required to be made to Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

(g) As to each Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition which presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or section 412 of the Code has been incurred, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under
Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments),
(vii) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (viii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

(h) No Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

(i) Neither the Company nor any Company ERISA Affiliate contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

(j) The Company's Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each current or former employee, officer or director of the Company who holds any option to purchase Company Common Stock as of the date hereof (collectively, the "Company Stock Options"), together with the number of shares of Company Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. The Company's Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options. The Company has furnished Parent with complete copies of the plans (collectively, the "Company Option Plans") pursuant to which the Company Stock Options were issued.

(k) Prior to the 30th day after the date of this Agreement, the Company will make available to Parent: (i) copies of all employment agreements with officers of the Company; (ii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (iii) copies (or descriptions) of all severance agreements, programs and policies of the Company with or relating to its employees, except programs and policies required to be maintained by law; and (iv) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

(l) The Company has not taken any of the following or other similar actions since January 1, 2000: the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of the Company with respect to any of the Benefit Plans or any of the plans or other arrangements described in Section 3.13(j).

Section 3.14   Material Contracts.

(a) Section 3.14 of the Company Disclosure Schedule contains a complete and accurate list, and the Company has delivered to the Parent true and complete copies, of the following (a "Company Material Contract"):

(i) each contract that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of $100,000;

(ii) each contract, including notes, loan agreements and other debt instruments, that was not entered into in the ordinary course of business and that involves potential expenditures or receipts of the Company in excess of $100,000;

(iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $250,000 and with terms of less than one year);

(iv) each joint venture, partnership, and other contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other person;

(v) each contract containing covenants that in any way purport to restrict the business activity of the Company;

(vi) each contract providing for payments to or by any person based on sales, purchases or profits of the Company, other than direct payments for goods or services;

(vii) each power of attorney granted by the Company that is currently effective and outstanding;

(viii) each contract of the Company for capital expenditures in excess of $50,000;

(ix) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company;

(x) each contract pursuant to which the Company has granted preemptive, first refusal, registration or similar rights with respect to its capital stock; and

(xi) any other contract that is material to the condition, operations, business or prospects of the Company.

(b) All Company Material Contracts are in full force and effect, the Company has performed its obligations thereunder to date and, to the knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Company Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has no reason to believe that it will not be able to negotiate and enter into a satisfactory agreement relating to the matters set forth on
Section 3.14(c) of the Company Disclosure Schedule.

Section 3.15   Labor Matters.

(a) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its employees, which controversies have or may reasonably be expected to have a Company Material Adverse Effect.

(b) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

(c) The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company.

Section 3.16 Environmental Matters. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, the Company, to the Company's knowledge, (i) has obtained all applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company (or its agents); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's (or any of its agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable requirements of foreign, federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company (or any of its agents) thereunder.

Section 3.17 Insurance. The Company maintains general liability and other business insurance that the Company believes to be reasonably prudent for its business.

Section 3.18 Vote Required. The affirmative vote of the holders of a 2/3 majority of the outstanding Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement.

Section 3.19 Affiliates. The Company's Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act of 1933, as amended (the "Securities Act"). The Company will use its reasonable best efforts to deliver to Parent within 30 days after the date of this Agreement an executed letter agreement, in form reasonably acceptable to Parent, from each of the persons so identified, in which such person acknowledges, and agrees to abide by, the requirements of affiliates under Rule 145.

Section 3.20 Certain Business Practices. None of the Company or any directors, officers, agents or employees of the Company has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, which in any case would have a Company Material Adverse Effect.

Section 3.21 Customers and Suppliers. Section 3.21 of the Company Disclosure Schedule sets forth the 10 most significant third-party suppliers to, and the 10 most significant third-party customers of, the Company (in terms of payments to or by such person) during the eleven-month period ending on November 30, 1999. To the knowledge of the Company, there is no present intent of any significant customer or supplier of the Company to discontinue or substantially alter its relationship with the Company or do so upon consummation of the Merger.

Section 3.22 Bank Accounts. Schedule 3.22 of the Company Disclosure Schedule sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

Section 3.23 Business Plan. The Company has delivered to the Parent a true and accurate copy of its business plan for the year 2000. Except as disclosed in
Section 3.23 of the Company Disclosure Schedule, the Company has no reason to believe that the plans, objectives, actions and projections contemplated by the business plan will not be realized.

Section 3.24 Year 2000 Issues. Except for matters which, individually and in the aggregate, would not have a Material Adverse Effect on the Company, all proprietary and third-party licensed computer systems, including computer hardware and software, owned, leased or licensed by the Company and computer software incorporated in products manufactured by the Company (a) can accurately and without interruption recognize and manipulate date information relating to dates prior to, on and after January 1, 2000 and (b) can accurately and without interruption interact with other year 2000 compliant computer systems and computer software in a way that does not compromise their ability to correctly recognize the advent of the year 2000 or to accurately and without interruption recognize and manipulate date information relating to dates prior to, on or after January 1, 2000. The Company has not experienced any year 2000 related problems to date and it does not anticipate that it will have to incur any costs in the future to achieve year 2000 compliance of its computer systems, hardware, software, or products.

Section 3.25 Proxy Statement and Other Information. None of the information related to Company which is supplied by the Company for inclusion in the Proxy Statement described in Section 5.4(a) hereof will, at the time the Proxy Statement is mailed or at the time of the meeting of stockholders to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is otherwise made by the Company with respect to the Proxy Statement.

Section 3.26 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that the Company intends to employ a financial advisor. As soon as practicable, the Company will deliver to Parent a copy of all agreements pursuant to which such financial advisor will be entitled to any payment relating to the transactions contemplated by this Agreement.


                                  ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth on the disclosure letter to be delivered by the Parent and the Merger Sub to the Company pursuant to Section 2.1 (the "Parent's Disclosure Schedule"), Parent and Merger Sub each, jointly and severally, represents and warrants to the Company as follows:

Section 4.1       Organization and Authority.

(a) Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of Parent, and Texas, in the case of Merger Sub, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Parent Material Adverse
Effect. (The term "Parent Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, operations or current business of Parent, excluding, however, all changes or effects caused by general economic or industry-wide conditions or resulting from any change in law or GAAP.) It has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that the transactions must be approved by its stockholders. This Agreement constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

(b) The Parent does not have any subsidiary. Except as disclosed in Section
4.1 on the Parent's Disclosure Schedule, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to Parent.

Section 4.2 No Breach. Assuming that the consents described in Section 4.2 of the Parent Disclosure Schedule are obtained, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with its charter or bylaws or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which it is a party or by which Parent is bound, except where such breach, default, lien, third party right, cancellation, modification or acceleration would not have a Parent Material Adverse Effect, or (iii) constitute a violation of any law, rule or regulation to which Parent is subject.

Section 4.3 Consents and Approvals. Neither the execution and delivery of this Agreement by it nor its consummation of the transactions contemplated hereby will require Parent or Merger Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or give any notification to, any governmental or regulatory authority, except (i) for filings required under the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) for filing of the Certificate of Merger pursuant to the DGCL,
(iii) for registration of Parent Company Stock and related filings under the Securities Act of 1933 (the "Securities Act") and applicable state securities or blue sky laws and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement without having a Parent Material Adverse Effect.

Section 4.4       Capitalization.

(a) Parent's authorized capital stock consists of (i) 20,000,000 shares of Parent Common Stock, of which 12,080,175 were issued and outstanding as of September 30, 1999, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 0 shares were issued and outstanding as of September 30, 1999. Since September 30, 1999, 1,000,000 shares of Parent Common Stock have been issued. No other shares of Parent Common Stock have been issued, except upon exercise of employee stock options or upon conversion of shares of Preferred Stock or pursuant to the Parent's Employee Stock Purchase Plan and no additional shares of Preferred Stock have been issued. As of September 30, 1999, there were outstanding options to purchase 4,588,768 shares of Parent Common Stock and no options have been granted after September 30, 1999, except for options granted to employees in the ordinary course of business consistent with past practice. As of the date of this Agreement, warrants to purchase 2,097,123 shares of Parent Common Stock are issued outstanding. Each of the issued shares of capital stock of, or other equity interests in, of the Parent is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Parent subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws of the Parent, or any agreement to which the Parent is a party or is bound.

(b) Except as disclosed in Section 4.4 of the Parent Disclosure Schedule, no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote is issued or outstanding.

(c) Merger Sub's authorized capital stock consists of 1,000 shares of Merger Sub Common Stock, all of which have been issued to the Parent and are outstanding.

Section 4.5 SEC Reports; Financial Statements. Parent has filed all required forms, reports and documents with the SEC pursuant to the Exchange Act since December 31, 1998 (collectively, the "Parent's SEC Reports"). The audited financial statements of Parent contained, or incorporated by reference, in Parent's Annual Report on Form 10-K for the year ended December 31, 1998, which consist of (i) consolidated balance sheets as of December 31, 1997 and 1998, (ii) consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1998, and (iii) the notes thereto, certified by PriceWaterhouseCoopers LLP ("Parent's Auditors"), whose report thereon is included therewith, were prepared in accordance with GAAP and present fairly Parent's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited financial statements of Parent contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 (the "Parent 10-Q"), which consist of condensed consolidated balance sheets as of September 30, 1998 and September 30, 1999, condensed consolidated statements of income, stockholder's equity and cash flows for the nine months ended September 30, 1998 and 1999, and notes thereto, were prepared in accordance with GAAP, and present fairly Parent's financial condition and the results of its operations as of the relevant dates thereof and for the period covered thereby, subject to year-end adjustments.

Section 4.6       Absence of Certain Changes.

(a) Except as otherwise disclosed in Parent's SEC Reports (without further amendment) or the Parent's Disclosure Schedule, since September 30, 1999 there have not been any events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Parent Material Adverse Effect.

(b) During the period from September 30, 1999 to the date of this Agreement, the Parent has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by clauses (i) through
(x) of Section 5.2(b).

Section 4.7 Absence of Undisclosed Liabilities. The Parent does not have any material indebtedness, liability or obligation of the type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet dated as of September 30, 1999 included or incorporated in the Parent 10-Q or otherwise disclosed in the Parent SEC Reports or the Parent's Disclosure Schedule, except for such indebtedness, liabilities or obligations which have arisen after such date in the ordinary course of business.

Section 4.8 Compliance With Law. The Parent holds all licenses, franchises, certificates, consents, permits and authorizations from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any of the foregoing would not have a Parent Material Adverse Effect. The Parent has not violated, nor is it in violation of, any such licenses, franchises, certificates, consents, permits or authorizations or, to Parent's knowledge, any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and insofar as reasonably can be foreseen will not, have a Parent Material Adverse Effect, and the Parent has not received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation.

Section 4.9       Taxes.

(a) All Tax Returns required to be filed before the date hereof by Parent with respect to any of the income, properties or operations, are in all material respects true, complete and correct and have been duly filed in a timely manner, and all taxes shown as due on such Tax Returns have been paid, except where the failure to so file or pay would not have a Parent Material Adverse Effect.

(b) To Parent's knowledge, (i) there are no claims, investigations or assessments pending or threatened against Parent or its subsidiaries for any alleged deficiency in taxes, and (ii) there is no audit or investigation currently being conducted that could cause Parent to be liable for any taxes, which in any case would have a Parent Material Adverse Effect.

(c) Parent has complied in all material respects with all tax withholding provisions of applicable federal, state and local laws and have paid over to the proper governmental authorities all amounts required to be so withheld or paid over before the date hereof, except where the failure to so withhold or pay would not have a Parent Material Adverse Effect.

Section 4.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, in the event of an adverse decision or outcome, could reasonably be expected to have a Parent Material Adverse Effect.

Section 4.11 Title to Property. Parent has defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Parent Material Adverse Effect. To Parent's knowledge, all leases pursuant to which Parent leases from others real or personal property are valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default and in respect of which the Parent has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Parent Material Adverse Effect.

Section 4.12      Intellectual Property.

(a) Section 4.12 of the Parent Disclosure Schedule lists all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, and applications therefor that are material to the Parent's business as currently conducted (the "Parent Intellectual Property Rights"). The Parent owns, or possesses adequate licenses or other valid rights to use, such Parent Intellectual Property Rights.

(b) The conduct of the business of the Parent as now conducted does not, to the Parent's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Parent Intellectual Property Rights. To the best of the Parent's knowledge, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Parent Intellectual Property Rights, except for misappropriations and violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

Section 4.13      Employee Benefit Plans; Employment Agreements.

(a) The Parent's Disclosure Schedule lists all employee benefit plans (as defined in ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including the Parent or which is under common control with the Parent (a "Parent ERISA Affiliate") within the meaning of section 414 of the Code, as well as each plan with respect to which the Parent or a Parent ERISA Affiliate could incur liability under Section 4069 (if such plan has been or was terminated) or Section 4212(c) of ERISA (together, the "Parent Benefit Plans"), excluding former agreements under which the Parent has no remaining obligations. Copies of each of the following, to the extent applicable, have been made available to the Company with respect to each Parent Benefit Plan: the most recent annual report (Form 5500) filed with the IRS, the plan document, the trust agreement, the most recent summary plan description if required by ERISA, the most recent actuarial report or valuation relating to each Benefit Plan subject to Title IV of ERISA, and the most recent determination letter issued by the IRS with respect to any Benefit Plan intended to be qualified under section 401 of the Code.

(b) With respect to each Parent Benefit Plan, no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of such Parent Benefit Plan, ERISA, the Code or any other applicable law which would have a Parent Material Adverse Effect.

(c) Each Parent Benefit Plan intended to be qualified under section 401 of the Code (i) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Effective Time, (ii) has received a favorable determination letter from the IRS regarding such qualified status, and (iii) has not, since receipt of the most recent favorable determination letter, been amended in a way that would adversely affect its qualified status.

(d) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of the Parent, threatened against, or with respect to, any Parent Benefit Plan or its assets that could reasonably be expected to have a Parent Material Adverse Effect.

(e) To the knowledge of the Parent, there is no matter pending (other than routine qualification determination filings) with respect to any Parent Benefit Plans before the IRS, the U.S. Department of Labor, the PBGC or any other governmental authority.

(f) All material contributions required to be made to Parent Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

(g) As to each Parent Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition which presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or section 412 of the Code has been incurred, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Parent Benefit Plan has been given under Section 4041 of ERISA,
(v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Parent Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments), (vii) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (viii) the assets of the Parent Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Parent Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

(h) Neither the Parent nor Parent ERISA Affiliates contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

Section 4.14      Material Contracts.

(a) Set forth in Section 4.14(a) of the Parent Disclosure Schedule is a list of each contract, lease, indenture, agreement, arrangement or understanding to which Parent is subject that is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such registration statement was filed by Parent (the "Parent Material Contracts").

(b) All Parent Material Contracts are in full force and effect, the Parent has performed its obligations thereunder to date and, to the knowledge of the Parent, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Parent Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.15      Labor Matters.

(a) There are no controversies pending or, to the knowledge of the Parent, threatened, between the Parent and any of its employees, which controversies have or may reasonably be expected to have a Parent Material Adverse Effect.

(b) The Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Parent nor does the Parent know of any activities or proceedings of any labor union to organize any such employees.

(c) The Parent has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Parent.

Section 4.16 Environmental Matters. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect, Parent, to Parent's knowledge, (i) has obtained all applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Parent (or its agents); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, is not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Parent's (or any of its agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of foreign, federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Parent (or any of its agents) thereunder.

Section 4.17 Insurance. Parent maintains general liability and other business insurance that Parent believes to be reasonably prudent for its business.

Section 4.18 Vote Required. The only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of the Parent Common Stock in the Merger (other than the vote required to amend the Company's authorized number of shares of Parent Common Stock) is pursuant to the rules of AMEX. In accordance with such rule, the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock voting on the proposal to so issue the Parent Common Stock is required and the total vote cast on such proposal must represent over 50% in interest of the outstanding Parent Common Stock. Parent, as the sole stockholder of Merger Sub, will promptly vote to approve this Agreement.

Section 4.19 Affiliates. Except for the directors and executive officers of Parent, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 1-02 of Regulation S-X of the SEC.

Section 4.20 Certain Business Practices. None of Parent or any directors, officers, agents or employees of Parent has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128(B)(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, which in any case would have a Parent Material Adverse Effect.

Section 4.21 Customers and Suppliers. Section 4.21 of the Parent Disclosure Schedule sets forth the 10 most significant third-party suppliers to, and the 10 most significant third-party customers of, the Parent (in terms of payments to or by such persons) during the eleven-month period ending on November 30, 1999. To the knowledge of the Parent, there is no present intent of any significant customer, vendor or supplier of the Parent to discontinue or substantially alter its relationship with the Parent or upon consummation of the Merger.

Section 4.22 Year 2000 Issues. The disclosures set forth in the Parent SEC Reports concerning potential computer hardware and software problems associated with the year 2000 are true and correct in all material respects.

Section 4.23 Proxy Statement and Other Information. None of the information related to Parent which is supplied by Parent for inclusion in the Proxy Statement described in Section 5.4(a) hereof will, at the time the Proxy Statement is mailed or at the time of the meeting of stockholders to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is otherwise made by Parent or Merger Sub with respect to the Proxy Statement.

Section 4.24 Brokers. Neither the Parent, the Merger Sub nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

                                   ARTICLE V.

                                OTHER AGREEMENTS

Section 5.1 Election of New Parent Directors and Officers. Subject to occurrence of the Merger and subject to the rights of Banca Del Gottardo to appoint two of the members of the Board of Directors of the Parent, Parent shall take all action necessary under its bylaws or otherwise to cause the number of members constituting the whole Board of Directors of the Parent to be five and to elect Messrs.William O. Hunt, John J. McDonald, Jr., Robert C. Harshaw, Nick Stanfield and a person to be agreed upon by Parent and the Company to Parent's Board of Directors, effective the Effective Time. Such persons shall hold office until the next annual meeting of Parent's stockholders and until their successors shall have been elected and qualified. Parent's Board of Directors shall nominate such persons for re-election at Parent's next annual meeting of stockholders, if such persons are then willing and able to continue to serve on Parent's Board of Directors.

Section 5.2       Conduct of Business Pending Merger.

(a) From the date of this Agreement until the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by the other party, each of the Company and the Parent shall:

(i) operate its business in all material respects in the usual and ordinary course consistent with past practice; and

(ii) use all reasonable best efforts to preserve substantially intact its business organization, maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, retain the services of its respective key employees and maintain its relationships with its material customers and suppliers.

(b) Except as contemplated by this Agreement or otherwise consented to in writing by the other party, from the date of this Agreement until the Effective Time, each of the Company and the Parent shall not do any of the following:

(i) adopt any amendments to its certificate or articles of incorporation which would alter the terms of the Company Common Stock or Parent Common Stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or, except as provided in the terms of the Parent's Preferred Stock, redeem or otherwise acquire any of its securities;

(iii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or amend any of the terms of any such securities or agreements outstanding on the date hereof; provided, however, the Company or the Parent may issue shares of Company Common Stock or Parent Common Stock, respectively, upon the exercise of employee stock options, warrants outstanding on the date of this Agreement, the Parent's Employee Stock Purchase Plan or the Parent's Preferred Stock outstanding on the date hereof;

(iv) (A) create, incur or assume any long-term debt (including obligations in respect of capital leases but excluding any intercompany indebtedness) that is material to the Company or the Parent, as the case may be, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than the Company or the Parent that is material to the Company or the Parent, as the case may be, or (C) make any loans, advances or capital contributions to, or investments in, any person other than the Company or the Parent, which loans, advances or capital contributions are material to the Company or the Parent, as the case may be;

(v) acquire, sell, lease or dispose of any assets that are material to the Company or the Parent, as the case may be, other than sales that are in the ordinary and usual course of business consistent with past practice and, in the case of the Parent, sales or dispositions of shares or the assets of ILD Telecommunications, Inc.;

(vi) mortgage, pledge or subject to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, material to the Company or the Parent, as the case may be;

(vii) (A) increase the compensation payable to or to become payable to any director or officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (B) grant any severance or termination pay (other than pursuant to agreements in effect on the date of this Agreement) to, or enter into or amend any benefit plan (except for administrative or technical amendments necessary to comply with applicable law) or any employment or severance agreement with, any director, officer or employee;

(viii) (A) effect any reorganization or recapitalization or (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

(ix) change any of its methods of accounting in effect at September 30, 1999, except as may be required by law or GAAP; or

(x) take, or agree in writing or otherwise to take, any of the foregoing actions or any actions that would (A) make any representation or warranty of the Company or the Parent, as the case may be, contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date, (B) result in any of the conditions of this Agreement not being satisfied, or (C) be inconsistent with the terms of this Agreement or the transactions contemplated hereby.

Section 5.3       Access to Information.

(a) Between the date of this Agreement and the Effective Time, the Company will (i) give Parent and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilitates and to all of its books and records, (ii) permit Parent to make such reasonable inspections as it may require, and (iii) cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company, as Parent may from time to time reasonably request and as the Company may have on hand or be able to produce without hardship.

(b) Between the date of this Agreement and the Effective Time, Parent will (i) give the Company and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilitates and to all of its books and records, (ii) permit the Company to make such reasonable inspections as it may require, and (iii) cause its officers to furnish the Company with such financial and operating data and other information with respect to the business and properties of Parent as the Company may from time to time reasonably request and as Parent may have on hand or be able to produce without hardship.

(c) Notwithstanding the foregoing provisions of this Section 5.3, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law or by confidentiality agreements with third parties in effect on the date hereof.

(d) Each party to this Agreement shall hold in confidence all nonpublic information received from the other party to this Agreement until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other party all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 5.4       Preparation of Form S-4 and Proxy Statement.

(a) Parent shall prepare and file with the SEC at such appropriate time as determined by Parent, a proxy statement relating to the shareholders meeting of Parent to be held in connection with the Merger, as amended or supplemented from time to time (as so amended or supplemented, the "Proxy Statement") and Parent shall prepare and file with the SEC at such appropriate time as determined by Parent, a registration statement on Form S-4 with respect to the Parent Common Stock issuable in the Merger, and in which the Proxy Statement will be included within the prospectus. Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after such filing. Prior to the Effective Date, Parent shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Parent is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock in connection with the Merger and will pay all expenses incident thereto. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Form S-4, Parent shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent and the Company shall cooperate with each other in the preparation of the Form S-4 and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Form S-4 and any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Parent or the Company, as the case may be, and the SEC with respect to the Form S-4 or the Proxy Statement. Each of Parent and the Company agrees to use its reasonable best efforts, after consultation with each other, to respond promptly to all such comments of and requests by the SEC and to cause (i) the Form S-4 to be declared effective by the SEC at the earliest practicable time following such filing and to be kept effective as long as is necessary to consummate the Merger, and (ii) the Proxy Statement to be mailed to the holders of Parent Common Stock entitled to vote at the meeting of the stockholders of Parent at the earliest practicable time.

(b) Parent agrees that the Form S-4, when declared effective by the SEC, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company or any of its affiliates furnished to Parent by the Company or any of its affiliates. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or selling in any jurisdiction or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests for additional information.

(c) Each shareholder of the Company receiving Merger Stock agrees that, although the Merger Stock has been registered under the Securities Act, the Merger Stock may only be transferred, sold or otherwise disposed of according to the following schedule:



     Days Following The                     Total % of Merger Stock Issued
      Effective Date                    To Such Shareholder Which May Be Sold
         0-90 days                                       0%
        91-180 days                                     10%
       181-270 days                                     30%
       271-360 days                                     60%
      Over 360 days                                    100%


; and each of such shareholders agrees to hold the Merger Stock subject to such restriction, and further agrees that all certificates representing the Merger Stock shall contain substantially the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 18, 2000, AS MAY BE AMENDED, AND MAY NOT BE TRANSFERRED SOLD OR OTHERWISE DISPOSED OR EXCEPT AS OTHERWISE PROVIDED THEREIN. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

Notwithstanding the foregoing, the limitations set forth in this Section 5.4(c) shall not apply to individuals that hold 2000 or fewer shares of Company Common Stock as of the date of this Agreement.

(d) Notwithstanding the preceding provisions of this Section 5.4, as a condition (which shall be for the benefit of both the Company and the Parent) to the recommendation of the Board of Directors of the Company or the Parent to their stockholders, the holding of a stockholders' meeting and the mailing of the Proxy Statement, (i) the Parent must receive (A) the opinion of Houlihan, Lokey, Howard & Zukin to the effect that the Merger is fair to the Parent and its stockholders from a financial point of view, and (B) the letters of KPMG LLP referred to in Section 5.14, and (ii) neither of such opinion or letters shall have been withdrawn, revoked, or modified. Additionally, the Parent need not hold a stockholders meeting, mail the Proxy Statement or complete the Merger unless, prior to the filing of preliminary proxy materials and, at Parent's option filing of the Form S-4 with the SEC, the Parent shall have received copies of an agreement, satisfactory in form and substance to the Parent, pursuant to which the holders of at least 6,000,000 shares of the Company

Common Stock shall have irrevocably agreed to vote, or granted Parent an irrevocable proxy to vote, all their shares in favor of this Agreement, the Merger and all other related transactions and events.

Section 5.5 AMEX Exchange Listing. Parent shall use all reasonable best efforts to obtain, prior to the Effective Time, approval for listing of the Parent Common Stock to be issued pursuant to the Merger on the AMEX upon official notice of issuance.

Section 5.6 Reasonable Best Efforts. Subject to the fiduciary duties of the Company's and the Parent's Board of Directors, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including, but not limited to, the satisfaction of all conditions to the Merger.

Section 5.7 Public Announcements; Confidentiality. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement or communications as may be reasonable under the circumstances; provided, however, that nothing contained herein shall prevent any party from
(i) promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement. The press release announcing the execution and delivery of this Agreement shall be a joint press release of the Company and Parent.

Section 5.8 Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a material breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its reasonable best efforts to prevent or promptly to remedy such breach.

Section 5.9 Meetings of Stockholders. Subject to the provisions of Section 5.4(d), each of Parent and the Company shall take all action necessary, in accordance with the Delaware General Corporation Law (the "DGCL") and the TBCA and its charter and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, in the case of the Company, to consider and vote upon the approval of this Agreement, and, in the case of Parent, to vote upon the issuance of Parent Common Stock pursuant to the Merger and amendments of the Parent's Certificate of Incorporation to change its name to the name designated by Parent and to increase the number of authorized shares of Parent Common Stock (collectively, the "Transactions"). The stockholder votes required for the approval of the Transactions shall be the vote required by the TBCA and its charter and bylaws, in the case of the Company, and the DGCL and the rules of AMEX, in the case of Parent. Subject to the fiduciary duties of the Boards of Directors under applicable law as advised by outside counsel and the provisions of Section 5.4(d), the Company and Parent shall use their reasonable best efforts to solicit from their respective stockholders proxies in favor of approval of the Transactions and to take all other action necessary to secure the votes of stockholders required to effect the Transactions.

Section 5.10      Regulatory and Other Authorizations

(a) Each party hereto agrees to use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for (i) its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and (ii) the ownership of the Surviving Corporation by Parent, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute (including Articles 13.01-13.08 of the TBCA) or regulation is or becomes applicable to the Merger, this Agreement or any of the other transaction contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

Section 5.11 Further Assurances. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby or, at and after the Effective Time, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties hereto shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

Section 5.12      Employee Benefits.

(a) Parent hereby agrees to provide to officers and employees of the Company who become or remain regular (full-time) employees of Parent or any of its subsidiaries ("Continuing Employees"), employee benefits, other than stock options, no less favorable than those provided by Parent to their similarly situated officers and employees. Any employee of the Company who becomes a participant in any employee benefit plan, program, policy, or arrangement of Parent or any of its subsidiaries after the Effective Time shall be given credit under such plan, program, policy, or arrangement for all service with the Company prior to becoming such a participant for purposes of eligibility and vesting.

(b) The Parent shall assume, effective at the Effective Time, each Company Option Plan and each Company Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the shares of Company Common Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

(i) the Assumed Option shall have the same terms and conditions as the Company Stock Option being assumed, subject to Section 5.12(b)(ii) and
         (iii) below;

(ii) the number of shares of Parent Common Stock purchasable under the Assumed Option shall be equal to the number of shares of Parent Common Stock that the holder of the Company Stock Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Company Stock Option been exercised in full immediately prior to consummation of the Merger; and

(iii) the per share exercise price of such Assumed Option shall be an amount (rounded to the nearest cent) equal to the per share exercise price of the Company Stock Option being assumed divided by the number of shares of Parent Common Stock issuable in the Merger for each share of Company Common Stock.

If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such Assumed Option shall be rounded down to the nearest whole number of shares, and the total exercise price for the Assumed Option shall be reduced by the exercise price of the fractional share.

(c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options.

Section 5.13 Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to Parent) or liabilities.

Section 5.14 Letter from Accountants. The Company shall use reasonable best efforts to cause to be delivered to the Company and Parent two letters from KPMG LLP, one dated no earlier than three business days prior to the date on which the Proxy Statement is mailed to the Parent's stockholders and one dated no earlier than three business days prior to the Closing Date, each addressed to the Boards of Directors of the Company and Parent concerning the Company, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements containing a prospectus similar to the Proxy Statement.

Section 5.15             No Solicitation.

(a) Subject to Section 5.15(c), Parent shall not (and Parent shall use its reasonable best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any person (other than the Company, any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets (other than as expressly permitted by Section 5.2), sale of shares of capital stock or debt securities or similar transactions involving Parent or any division or operating or principal business unit of Parent (a "Parent Acquisition Proposal"). Parent will immediately cease any existing activities, discussions or negotiations with any parties (other than the Company) conducted heretofore with respect to any of the foregoing.

(b) Subject to Section 5.15(c), the Company shall not (and shall use its reasonable best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any person (other than Parent, any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets (other than as expressly permitted by Section 5.2), sale of shares of capital stock or debt securities or similar transactions involving the Company or any division or operating or principal business unit of the Company (a "Company Acquisition Proposal"). The Company will immediately cease any existing activities, discussions or negotiations with any parties (other than the Parent) conducted heretofore with respect to any of the foregoing.

(c) Notwithstanding the provisions of Section 5.15(a) and (b), prior to the approval by its stockholders of the transactions contemplated by this Agreement, Parent or the Company, as the case may be, may, directly or indirectly, provide access to furnish information concerning its business, properties or assets to any person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such person, if (i) such person has submitted an unsolicited bona fide written proposal to the Board of Directors of Parent or the Company, as the case may be, relating to any such transaction, (ii) such proposal provides for the acquisition for cash and/or publicly traded securities of all of the outstanding Parent Common Stock or Company Common Stock, (iii) the Board of Directors of Parent or the Company, as the case may be, determines in good faith, after consultation with its independent financial advisor, that such proposal is more favorable to the holders of Parent Common Stock or Company Common Stock than the Merger and is fully financed or reasonably capable of being financed or otherwise consummated, and (iv) the Board of Directors of Parent or the Company, as the case may be, determines in good faith, after consultation with independent legal counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties to Parent's or the Company's stockholders under applicable law. A proposal meeting all of the criteria in the preceding sentence is referred to as a "Superior Proposal." Parent or the Company will immediately notify the other party of the Parent Acquisition Proposal, or Company Acquisition Proposal, respectively, and will keep the other party fully apprised of all developments with respect to any such Acquisition Proposal. Subject to the last sentence of this Section 5.15(c) and notwithstanding anything to the contrary contained in this Agreement, except in connection with the valid termination of this Agreement pursuant to
Section 7.1(b)(ii) or 7.1(c)(ii) hereof, neither the Board of Directors of Parent or the Company nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Parent Acquisition Proposal or Company Acquisition Proposal, respectively, (ii) enter into any agreement (other than a confidentiality agreement) with respect to any Parent or Company Acquisition Proposal or (iii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by its Board of Directors or a committee thereof of the Merger, this Agreement or the issuance of the Parent Common Stock to be issued pursuant to the Merger. Nothing contained in this Section shall prohibit Parent or its Board of Directors from taking and disclosing to their stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

                                  ARTICLE VI.

                 CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING

Section 6.1 Closing and Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth herein and prior to the filing of the Certificate of Merger and Articles of Merger, a closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Jackson Walker, L.L.P. 901 Main Street, Suite 6000, Dallas, Texas or at such other location as the parties may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date."

Section 6.2 Conditions to the Obligations of the Company, Parent and Merger Sub. The respective obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

(a) this Agreement shall have been approved by the shareholders of the Company as contemplated hereby;

(b) the issuance of Parent Common Stock pursuant to the Merger, the change of the Parent's name and the increase in the number of authorized shares of the Parents' Common Stock shall have been approved by the stockholders of Parent as contemplated hereby;

(c) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the AMEX upon official notice of issuance;

(d) any governmental or regulatory notices or approvals, including blue sky approvals, required with respect to the transactions contemplated hereby shall have been either filed or received;

(e) no federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute or rule, regulation, injunction or other order (whether temporary or preliminary or permanent) which remains in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the transactions contemplated by this Agreement, or which questions the validity or the legality of the transactions contemplated hereby and which could reasonably be expected to materially and adversely affect the value of the business of the Company or the Parent;

(f) the Form S-4 shall have become effective in accordance with the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened.

(g) the Board of Directors of the Company shall be reasonably satisfied with the Parent's liquidation, disposition or other plans for the shares of stock of ILD Telecommunications, Inc. held by the Parent as of the date hereof.

Section 6.3 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Parent, in whole or in part, to the extent permitted by applicable law:

(a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct except to the extent that the breach thereof shall not constitute a Company Material Adverse Effect as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and Parent and Merger Sub shall have received a certificate of the President or Chief Financial Officer of the Company, dated the Closing Date, to such effect;

(b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate of the President or the Chief Financial Officer of the Company, dated the Closing Date, to that effect;

(c) since the date of this Agreement, there shall not have been any material adverse change, or changes which in the aggregate are materially adverse, in the financial condition, operations or current business of the Company (excluding changes caused by general economic or industry-wide conditions or resulting from any change in law or GAAP);

(d) Jackson Walker L.L.P. shall have delivered to the Parent its written opinion (which may be based upon certain representations of management of the Company and Parent and others and upon certain assumptions) as of the date that the Proxy Statement is first mailed to the Parent's stockholders substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of
Section 368(b) of the Code, and such opinion shall not have been withdrawn or modified in any material respect;

(e) the opinion referred to in Section 5.4(d)(i) shall not have been withdrawn, rescinded or revoked and the Parent shall have received the letters referred to in Section 5.14;

(f) the Parent shall have obtained the consent or approval of each person (other than the governmental approvals referred to in Section 6.2(d)), whose consent or approval shall be required in order to permit the Parent to consummate the transactions contemplated hereby, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect (i) on the Parent or (ii) upon the consummation of the transactions contemplated by this Agreement;

(g) Robert Harshaw shall have entered into an employment agreement with the Parent or the Company and John J. McDonald shall have entered into an employment agreement with the Parent, each agreement having a term of at least three (3) years and other terms and conditions satisfactory to the Parent;

(h) the condition set forth in the last sentence of Section 5.4(d) above shall have been satisfied as provided therein.

         (i) The holders of shares of Parent Common Stock and the holders of shares of Company Common Stock shall not have exercised dissenters' or appraisal rights.

Section 6.4 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by applicable law:

(a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct except to the extent that the breach thereof shall not constitute a Parent Material Adverse Effect as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and the Company shall have received a certificate of the President or the Chief Financial Officer of each of Parent and Merger Sub, dated the Closing Date, to such effect;

(b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate of the President or the Chief Financial Officer of each of Parent and Merger Sub, dated the Closing Date, to that effect;

(c) Since the date of this Agreement, there shall not have been any material adverse change or change which in the aggregate are materially adverse, in the financial condition, operations or current business of the Parent (excluding changes caused by general economic or industry-wide conditions or resulting from any change in law or GAAP);

(d) Jackson Walker L.L.P. shall have delivered to the Company its written opinion (which may be based upon certain representations of management of the Company and Parent and others and upon certain assumptions) as of the date that the Proxy Statement is first mailed to the Company's shareholders substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of section 368(a) of the Code, (ii) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of section 368(b) of the Code, and (iii) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of Company Common Stock upon receipt of shares of Parent Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock, and such opinion shall not have been withdrawn or modified in any material respect;

(e) The Bylaws of Parent shall have been amended, effective as of the Effective Time, in compliance with Section 5.1 of this Agreement and the persons specified in such Section shall have been elected or appointed to the position described in that Section; and

(f) The Company shall have obtained the consent or approval of each person (other than the governmental approvals referred to in Section 6.1(d)), whose consent or approval shall be required in order to permit the Company to consummate the transactions contemplated hereby, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect (i) on the Company or (ii) upon the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VII.

                                   TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company's or the Parent's stockholders:

(a) by mutual written consent duly authorized by the Boards of Directors of the Company and Parent;

(b)      by Parent:

(i) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
         Section 6.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by April 15, 2000 (the "Outside Date"); provided, however, that in any case a willful material breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(b); or

(ii) if, prior to the Effective Time, the Board of Directors of Parent (or any committee hereof) shall have withdrawn, or modified or changed in a manner adverse to the Company, its approval or recommendation of the issuance of shares of Parent Common Stock pursuant to the Merger in order to approve and permit Parent to executive a definitive agreement providing for a Superior
         Proposal; provided that (A) at least 5 business days prior to terminating this Agreement pursuant to this Section 7.1(b)(ii)
         Parent has provided the Company with written notice advising the Company that the Board of Directors of Parent has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, (B) Parent shall have caused its financial and legal advisors to negotiate in good faith with the Company to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms,
         (C) simultaneously with any termination of this Agreement pursuant to Section 7.1(b)(ii), Parent shall pay to the Company the Termination Fee (as defined in Section 7.3(c)), and (D) Parent may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if Parent is in material breach of this Agreement; or

(iii) within 10 days after the date the Company shall have delivered the Company Disclosure Schedule pursuant to Section 2.1 if, as a result of the Company Disclosure Schedule, or the due diligence investigation theretofore conducted by the Parent (regardless of whether Disclosure
         Schedule is delivered), the Board of Directors of Parent shall have concluded that there exists information concerning the Company that (x) may reasonably be expected to materially and adversely affect the financial condition, operations or current business of the Company or the enforceability of this Agreement, and (y) if such information were known at the date of this Agreement, the Parent would not have entered into this Agreement; or

(c)      by the Company:

(i) upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.4(a) or
         Section 6.4(b) of this Agreement, as the case may be, would be incapable of being satisfied by the Outside Date; provided, however, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(c);

(ii) if, prior to the Effective Time, the Board of Directors of the Company (or any committee thereof) shall have withdrawn, or modified or changed in a manner adverse to the Parent, its approval or recommendation of the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior Proposal; provided that (A) at least 5 business days prior to terminating this Agreement pursuant to this Section 7.1(c)(ii) Company has provided the Parent with written notice advising the Parent that the Board of Directors of the Company has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior
         Proposal and  identifying the person making such Superior  Proposal,
         (B) the Company shall have caused its financial and legal advisors to negotiate in good faith with the Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms; (C) simultaneously with any termination of this Agreement pursuant to this Section 7.1(c)(ii), the Company shall pay to the Parent the Termination Fee (as defined in Section 7.3(c)), and (D) the Company may not terminate this Agreement pursuant to this Section 7.1(c)(ii) if the Company is in material breach of this Agreement; or

(iii) within 10 days after the date the Parent shall have delivered the Parent Disclosure Schedule pursuant to Section 2.1 if, as a result of such Parent Disclosure Schedule, or the due diligence investigation theretofore conducted by the Company, the Board of Directors of the Company shall have concluded that there exists material information concerning the Parent that (x) may reasonably be expected to materially and adversely affect the financial condition, operations or current business of the Parent or the enforceability of this Agreement, and (y) if such information were known at the date of this Agreement, the Company would not have entered into this Agreement; or

(d) by either Parent or the Company if the Merger shall not have been consummated on or before the Outside Date; or

(e) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval by the stockholders of the Company at the Company's stockholders' meeting referred to in Section 5.9 or if the issuance of the Parent Common Stock in connection with the Merger or the increase in the number of authorized shares of Parent Common Stock shall fail to receive the requisite vote for approval by the stockholders of Parent at the Parent's stockholders meeting referred to in Section 5.9.

         The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 hereof, this Agreement, except as provided in Sections 7.3 and 8.15, shall forthwith become null and void and have no effect, without any liability on the part of any party or its directors, officers or stockholders except as set forth in Sections 7.3 and 8.15.

Section 7.3       Fees and Expenses.

(a) Subject to Section 7.3(c), all Expenses (as defined in paragraph (b) of this Section 7.3) incurred by the parties hereto shall be (i) borne solely and entirely by the party which has incurred such Expenses; provided, however, that
(i) the allocable share of Parent and Merger Sub as a group and the Company for all Expenses related to printing and mailing the Proxy Statement shall be three-fourths by Parent and one-fourth by the Company one-half each; (ii) that Parent may, at its option, pay any Expenses of the Company, and (iii) Parent shall pay all SEC filing fees.

(b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

(c) If the Parent shall terminate this Agreement pursuant to Section 7.1(b)(ii) or the Company shall terminate the Agreement pursuant to Section 7.1(c)(ii), the party terminating this Agreement shall pay to the other party (not later than five business days after such termination of this Agreement) an amount equal to the reasonable Expenses of such other party (the "Termination Fee").

(d) Parent and the Company agree that the agreements contained in Section 7.3(c) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any amounts due under such Section 7.3(c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on any unpaid amounts at the publicly announced prime or base rate of The Wall Street Journal - Southwest Edition from the date such amount was required to be paid.

                                 ARTICLE VIII.

                                  MISCELLANEOUS



Section 8.1 Survival of Representations and Warranties. The representations and warranties contained herein shall not survive beyond the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

Section 8.2 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of this Agreement by the stockholders of the Company or the Parent, (i) no amendment, which under applicable law may not be made without the approval of the shareholders of the Company, may be made without such approval, and (ii) no amendment, which under the applicable rules of the AMEX or applicable law, may not be made without the approval of the stockholders of Parent, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by all parties hereto.

Section 8.3 Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 8.3, Parent and Merger Sub shall be deemed to be one party.

Section 8.4 Entire Agreement. This Agreement (together with the Exhibits, the Company's Disclosure Statement and Parent's Disclosure Statement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 8.5 Notices. All notices and other communications hereunder shall be in the English language, in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:


                           if to Parent or Merger Sub:

                           Intellicall Inc.
                           2155 Chenault, Suite 410
                           Carrollton, TX 75006-5023
                           Telecopy: 972-416-9454
                           Attention: John McDonald
                           with a copy to:

                           Richard F. Dahlson, Esq.
                           Jackson Walker, L.L.P.
                           901 Main Street, Suite 6000
                           Dallas, TX 75202
                           Telecopy: 214-953-6187

                           if to the Company:

                           Heads Up Technologies, Inc.
                           2033 Chenault, Suite 100
                           Carrollton, TX 75006
                           Telecopy: 972-407-1758
                           Attention: Rob Harshaw

                           with a copy to:

                           Lewis T. Sweet, Jr.
                           3811 Turtlecreek Blvd., Suite 320
                           Dallas, TX  75219
                           Telecopy:   214-651-3008

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day in which such notice or communication was mailed.

Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

Section 8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.9 Counterparts. This Agreement may be executed in counterparts, by original or facsimile signatures, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 8.10      Certain Definitions.  For the purposes of this Agreement,
                                        the term:

(a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b) "business day" means any day other than a day on which banks in the State of Texas are authorized or obligated to close;

(c) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter or should have had knowledge with the exercise of due diligence;

(d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity; and

(e) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. References herein to the shares of capital stock of any subsidiary not organized as a corporation shall be deemed to relate to the equity interests in such subsidiary, however denominated.

         When used in this Agreement, the plural includes the singular, and vice versa, a neuter pronoun includes the masculine and feminine, and, whether expressly stated or not, the term "including" means including without limitation.

Section 8.11 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

Section 8.12 Binding Effect, Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto.

Section 8.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 8.14 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 8.15 Legal Fees; Costs. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, prior to the Effective Date, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

Section 8.16 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by one of its officers thereunto duly authorized, effective as of the day and year first above written.

                     HEADS UP TECHNOLOGIES, INC.


                     By:
                        -------------------------------------------------
                        Name:
                             --------------------------------------------
                        Title:
                              -------------------------------------------


                     INTELLICALL, INC.


                     By:
                        -------------------------------------------------
                        Name:
                             --------------------------------------------
                        Title:
                              -------------------------------------------


                     H.U.T.I. ACQUISITION, INC.


                     By:
                        -------------------------------------------------
                        Name:
                             --------------------------------------------
                        Title:
                              -------------------------------------------

                          FIRST AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is executed as of January 31, 2000, by and among Heads Up Technologies, Inc., a Texas corporation, (the "Company"), Intellicall, Inc., a Delaware corporation (the "Parent"), and H.U.T.I. Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of Parent ("Merger Sub").


                                    RECITALS:


         WHEREAS, the Company, the Parent, and the Merger Sub entered into that certain Agreement and Plan of Merger dated as of January 18, 2000 (the "Agreement"); and

         WHEREAS, pursuant to Section 2.1(a) of the Agreement, the Company and the Parent agreed to deliver the other disclosure schedules by January 31, 2000; and

         WHEREAS, the Company, the Parent, and the Merger Sub desire to amend
Section 2.1(a) of the Agreement to provide an extension of time to the Company and the Parent for delivering such disclosure schedules.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

         1. Amendment. Section 2.1(a) of the Agreement is hereby deleted and the following provision shall replace it:

         Section 2.1       Disclosure Schedules.

                  (a) The Company and Parent acknowledge that the Company and the Parent have not had an adequate opportunity to (i) prepare the Company Disclosure Schedule or Parent Disclosure Schedule referred to in Articles III and IV, respectively, or (ii) complete its investigation of the business and operations of the other. Accordingly, the Company and the Parent shall, on or before February 14, 2000, deliver to the other party a Disclosure Schedule setting forth, in reasonable detail, any exceptions to the representations made by such party in Article III or IV, as the case may be, or any additional information required to be disclosed pursuant to such Articles.

         2. Deadlines on Business Days. The Agreement is hereby augmented by the addition of the following Section 8.17:




         Section 8.17 Deadlines to Fall on Business Days. To the extent that any deadline for an event to occur under this Agreement falls on a day that is not a business day, such deadline shall automatically be extended to the following business day.

         3. Continuing Effect. Except as modified and amended hereby, the Agreement is and shall remain in force and effect in accordance with its terms.

         4. Counterparts; Telecopies. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

         5. Governing Law. This Amendment shall be governed by and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.



                           [Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by one of its officers thereunto duly authorized, effective as of the day and year first above written.

                                   HEADS UP TECHNOLOGIES, INC.


                                   By:
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   INTELLICALL, INC.


                                   By:
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   H.U.T.I. ACQUISITION, INC.


                                   By:
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                          AMENDMENT NO. 3 TO AGREEMENT
                               AND PLAN OF MERGER


         THIS AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is executed as of April 15, 2000, by and among Heads Up Technologies, Inc., a Texas corporation, (the "Company"), Intellicall, Inc., a Delaware corporation (the "Parent"), and H.U.T.I. Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS:


A. The Company, Parent, and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of January 18, 2000, as amended (the "Agreement").

B. The Company, Parent, and Merger Sub desire to amend the Agreement to the extent provided below.

C. NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                   AMENDMENTS


1. Amendment. The term "Outside Date" (as defined in Section 7.1(c) of the Agreement) is hereby changed from April 15, 2000, to July 30, 2000.

                                  MISCELLANEOUS


1. Continuing Effect. Except as modified and amended hereby, the Agreement is and shall remain in force and effect in accordance with its terms.

2. Counterparts; Telecopies. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

3. Governing Law. This Amendment shall be governed by and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by one of its officers thereunto duly authorized, effective as of the day and year first above written.



                                   HEADS UP TECHNOLOGIES, INC.


                                   By:
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                   INTELLICALL, INC.


                                   By:
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                   H.U.T.I. ACQUISITION, INC.


                                   By:
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                        2